EXHIBIT 10.5

FOURTH AMENDMENT TO NEW LEASE

This Fourth Amendment to New Lease ("Amendment") is entered into, and dated for reference purposes, as of August 14, 2006 (the "Execution Date"), with the understanding and agreement that it shall be effective retroactively as of August 1, 2006 (as provided further in Section 1(b) below), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Metropolitan"), as Landlord ("Landlord"), and Pharmacyclics, Inc., a Delaware corporation ("Pharmacyclics"), as Tenant ("Tenant"), with reference to the following facts ("Recitals"):

    Landlord and Tenant are parties to that certain written lease comprised of the following: that certain Lease and Lease Termination Agreement dated as of June 14, 2000 (the "New Lease"), that certain First Amendment to New Lease dated as of April 10, 2001 (the "First Amendment"), that certain Second Amendment to New Lease dated as of June 29, 2001 and that certain Third Amendment to New Lease dated as of February 5, 2003 for the premises more particularly described therein of 64,776 rentable square feet ("RSF") located at 995 and 999 E. Argues Avenue, Sunnyvale, California ("Existing Premises"). The New Lease, as amended, is referred to herein as the "Existing Lease."
    Landlord and Tenant desire to provide for extension of the Lease Term and other amendments of the Existing Lease as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Scope of Amendment: Defined Terms.

  Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term 'New Lease' as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment, except as expressly provided in this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.
  The parties acknowledge and agree that this Lease has been executed by both parties after August 1, 2006, but this Amendment shall be effective retroactively as of August 1, 2006 with the same force and effect as if executed on that date. Tenant shall be entitled to credit against the rents due and becoming due under this Lease the amount of rent actually paid under the Existing Lease by Tenant for the period after July 31, 2006, and Tenant shall pay Landlord within ten days after notice from Landlord the amount (if any) by which the rent actually paid by Tenant underpaid the rents payable under this Lease for such period.

Section 2. Extension of Term. Landlord and Tenant acknowledge and agree that, before giving effect to this Amendment, pursuant to the Existing Lease, the Expiration Date of the Lease Term of the Existing Lease is scheduled to be December 31, 2007. Notwithstanding any provision of the Existing Lease to the contrary, the Existing Lease is hereby amended to provide that the Expiration Date of the Lease Term of the Existing Lease shall be extended for an additional term of 24 months (the "Second Extended Term") from December 31, 2007 to December 31, 2009 (hereafter, the "Expiration Date" with respect to the Second Extended Term), unless sooner terminated pursuant to the terms of the Lease. Landlord and Tenant acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the current Term, whether or not in accordance with any other provisions, if any, of the Existing Lease regarding renewal or extension, and any such provisions, options or rights for renewal or extension provided in the Existing Lease are hereby deleted as of the Execution Date. The defined term "Lease Term" in the Existing Lease shall be deemed to include the Second Extended Term.

Section 3. Modification of Monthly Rent. Notwithstanding any provision of the Existing Lease to the contrary, commencing on August 1, 2006 and continuing through the Expiration Date of the Second Extended Term:

(a) the amount of Monthly Installments of rent due and payable monthly by Tenant for the Existing Premises is hereby amended and shall be as follows:

Period from/through	Monthly Rate	Monthly Installment
8/1/06-7/31/07	$1.15/NNN	$74,492.40
8/1/07-7/31/08	$1.18/NNN	$76,435.68
8/1/08-7/31/09	$1.22/NNN	$79,026.72
8/1/09-12/31/09	$1.26/NNN	$81,617.76

(b) Tenant shall continue to pay Tenants Pro Rata Share of 81.2% of all Property Taxes and other charges which the Existing Lease obligates Tenant to pay on the basis of Tenants Pro Rata Share.

Section 4. Security Deposit. Landlord acknowledges that as of the Execution Date it holds a Security Deposit composed of cash in the amount of Seventy Three Thousand Four Hundred Ten Dollars ($73,410.00) and the Letter of Credit in the amount of Four Hundred Fifty Thousand Dollars ($450,000.00) (the "Letter of Credit"). Notwithstanding any provision of the Existing Lease to the contrary, Tenant shall keep the Letter of Credit in full force and effect through and including February 14, 2010. Within 30 days after the Execution Date, Tenant shall deliver to Landlord a written amendment of the Letter of Credit deleting the reference to December 31, 2008 as the date beyond which the Letter of Credit will not be automatically renewed and inserting in its place February 14, 2010.

Section 5. "AS IS" Condition. Notwithstanding any provision of the Existing Lease to the contrary, Tenant hereby leases for the Second Extended Term and accepts the Existing Premises in its "AS IS" condition existing on the Execution Date, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation. Tenant acknowledges that Tenant presently occupies the Existing Premises.

Section 6. Brokers. Notwithstanding any other provision of the Lease to the contrary, Landlord and Tenant each respectively represents that it has had no dealings with any real estate broker or agent in connection with this Amendment, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Tenant agrees to indemnify, protect, defend and hold harmless Landlord against and from all claims, liability, loss, damage, cost and expense arising out of any claims for brokerage commissions or fees by any broker or agent claiming to represent or to have dealt with Tenant in connection with the subject matter of this Amendment. Landlord agrees to indemnify, protect, defend and hold harmless Tenant against and from all claims, liability, loss, damage, cost and expense arising out of any claims for brokerage commissions or fees by any broker or agent claiming to represent or to have dealt with Landlord in connection with the subject matter of this Amendment. The foregoing representations and obligations shall survive the expiration or sooner termination of the Lease.

Section 7. Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.

Section 8. Attorneys' Fees. Each party to this Amendment shall bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease as amended, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

Section 9. Effect of Headings: Recitals: Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

Section 10. Entire Agreement: Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

Section 11. Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

Section 12. Counterparts. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. The parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT: PHARMACYCLICS, INC.,
a Delaware corporation

By:

/s/ RICHARD MILLER

Print Name: Richard Miller
Title: CEO
(Chairman of Board, President or Vice President)

By:

/s/ LEIV LEA

Print Name: Leiv Lea
Title: VP & CFO
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

LANDLORD: METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:

/s/ JOEL R. REDMON

Print Name: Joel R. Redmon
Title: Assistant Vice-President